                                                                 EXHIBIT (25)(a)
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2)_____

                            _______________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                          36-0899825
                                                      (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois              60670-0126
(Address of principal executive offices)                 (Zip Code)


                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                             _____________________

                              BANPONCE CORPORATION
           (Exact name of co-registrant as specified in its charter)

     Puerto Rico
(State or other jurisdiction of                         66-0416582
incorporation or organization)             (IRS Employer Identification No.)

209 Munoz Rivera Avenue                                    00918
Hato Rey, Puerto Rico                                    (Zip Code)
(Address of Principal Executive Offices)


                               Debt Securities
                       (title of indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:


(a) Name and address of each examining or supervision authority to which it is subject.


Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

(b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

1. A copy of the articles of association of the trustee now in effect.*

2. A copy of the certificates of authority of the trustee to commence business.*

3. A copy of the authorization of the trustee to exercise corporate trust powers.*

4. A copy of the existing by-laws of the trustee.*

5. Not applicable.

6. The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 7th day of September, 1995.


                                         The First National Bank of Chicago,
                                         Trustee



                                         By: /s/ Steven M. Wagner
                                             ---------------------------------
                                             Steven M. Wagner
                                             Vice President

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                              September 7, 1995



Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between BanPonce Corporation and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                           Very truly yours,

                                           THE FIRST NATIONAL BANK OF CHICAGO



                                           By: /s/ Steven M. Wagner
                                               -------------------------------
                                               Steven M. Wagner
                                               Vice President

                                   EXHIBIT 7


    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:      The First National Bank of Chicago                         Call Date:   6/30/95  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460                                                             Page RC-1
City, State  Zip:         Chicago, IL  60670-0460
FDIC Certificate No.:     0/3/6/1/8



CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET




                                                               DOLLAR AMOUNTS IN                           C400
                                                                   THOUSANDS              RCFD         BIL MIL THOU       <-
                                                                   ---------              ----         ------------   ----------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and
    currency and coin(1)  . . . . . . . . . . . . . . . . .                               0081           3,184,875        1.a.
    b. Interest-bearing balances(2)   . . . . . . . . . . .                               0071           8,932,069        1.b.
2.  Securities
    a. Held-to-maturity securities(from
    Schedule RC-B, column A)  . . . . . . . . . . . . . . .                               1754             249,502        2.a.
    b. Available-for-sale securities
    (from Schedule RC-B, column D)  . . . . . . . . . . . .                               1773             536,856        2.b.
3.  Federal funds sold and securities
    purchased under agreements to
    resell in domestic offices of the
    bank and its Edge and Agreement
    subsidiaries, and in IBFs:  . . . . . . . . . . . . . .
    a. Federal Funds sold . . . . . . . . . . . . . . . . .                               0276           2,897,736        3.a.
    b. Securities purchased under
    agreements to resell  . . . . . . . . . . . . . . . . .                               0277           1,417,129        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned
    income (from Schedule RC-C) . . . . . . . . . . . . . .  RCFD 2122 16,567,408                                         4.a.
    b. LESS: Allowance for loan and
    lease losses  . . . . . . . . . . . . . . . . . . . . .  RCFD 3123    358,877                                         4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . .  RCFD 3128          0                                         4.c.
    d. Loans and leases, net of unearned income,
    allowance, and reserve (item 4.a minus 4.b and 4.c) . .                               2125          16,208,531        4.d.
5.  Assets held in trading accounts . . . . . . . . . . . .                               3545          13,486,931        5.
6.  Premises and fixed assets (including
    capitalized leases) . . . . . . . . . . . . . . . . . .                               2145             516,279        6.
7.  Other real estate owned (from
    Schedule RC-M)  . . . . . . . . . . . . . . . . . . . .                               2150              11,216        7.
8.  Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . .                               2130              12,946        8.
9.  Customers' liability to
    this bank on acceptances outstanding  . . . . . . . . .                               2155             501,943        9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . .                               2143             111,683        10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . .                               2160           1,258,270        11.
12. Total assets (sum of items 1 through 11) . . . . . .  .                               2170          49,325,966        12.


__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:       The First National Bank of Chicago                        Call Date:   06/30/95 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460                                                            Page RC-2
City, State  Zip:          Chicago, IL  60670-0460


FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                  DOLLAR AMOUNTS IN
                                                                      THOUSANDS                       BIL MIL THOU
                                                                  ----------------                    ------------
LIABILITIES
13.    Deposits:
       a. In domestic offices (sum of
          totals of columns A and C
          from Schedule RC-E, part 1) . . . . . . . . . . . . .                           RCON 2200     14,889,235        13.a.
          (1) Noninterest-bearing(1)  . . . . . . . . . . . . .     RCON 6631  5,895,584                                  13.a.(1)
          (2) Interest-bearing  . . . . . . . . . . . . . . . .     RCON 6636  8,993,651                                  13.a.(2)
       b. In foreign offices, Edge and
          Agreement subsidiaries, and
          IBFs (from Schedule RC-E, part II). . . . . . . . . .                           RCFN 2200     13,289,760        13.b.
          (1) Noninterest bearing   . . . . . . . . . . . . . .     RCFN 6631    315,549                                  13.b.(1)
          (2) Interest-bearing  . . . . . . . . . . . . . . . .     RCFN 6636 12,974,211                                  13.b.(2)
14.    Federal funds purchased and
       securities sold under agreements
       to repurchase in domestic offices
       of the bank and of its Edge and
       Agreement subsidiaries, and in IBFs:
       a. Federal funds purchased   . . . . . . . . . . . . . .                           RCFD 0278      2,942,186        14.a.
       b. Securities sold under agreements to
          repurchase . . . . . . . . . . . . .. . . . . . . . .                           RCFD 0279      1,160,512        14.b.
15.    a. Demand notes issued to the U.S. Treasury  . . . . . .                           RCON 2840        112,768        15.a.
       b. Trading Liabilities . . . . . . . . . . . . . . . . .                           RCFD 3548      7,872,221        15.b.
16.    Other borrowed money:
       a. With original maturity of one year or less  . . . . .                           RCFD 2332      2,402,829        16.a.
       b. With original maturity of more than one year  . . . .                           RCFD 2333        643,987
17.    Mortgage indebtedness and obligations under
       capitalized leases . . . . . . . . . . . . . . . . . . .                           RCFD 2910        278,108        17.
18.    Bank's liability on acceptance executed
       and outstanding  . . . . . . . . . . . . . . . . . . . .                           RCFD 2920        501,943        18.
19.    Subordinated notes and debentures  . . . . . . . . . . .                           RCFD 3200      1,225,000        19.
20.    Other liabilities (from Schedule RC-G) . . . . . . . . .                           RCFD 2930        981,938        20.
21.    Total liabilities (sum of items 13 through 20) . . . . .                           RCFD 2948     46,300,487        21.
22.    Limited-Life preferred stock and related surplus . . . .                           RCFD 3282              0        22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus  . . . . .                           RCFD 3838              0        23.
24.    Common stock . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230        200,858        24.
25.    Surplus (exclude all surplus related to
       preferred stock) . . . . . . . . . . . . . . . . . . . .                           RCFD 3839      2,314,642        25.
26.    a.  Undivided profits and capital reserves . . . . . . .                           RCFD 3632        510,093        26.a.
       b.  Net unrealized holding gains (losses) on
           available-for-sale securities  . . . . . . . . . . .                           RCFD 8434           (880)       26.b.
27.    Cumulative foreign currency translation adjustments. . .                           RCFD 3284            766        27.
28.    Total equity capital (sum of items 23 through 27). . . .                           RCFD 3210      3,025,479        28.
29.    Total liabilities, limited-life preferred stock,
       and equity capital (sum of items 21, 22, and 28) . . . .                           RCFD 3300     49,325,966        29.


Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
    for the bank by independent external                                                               Number

    auditors as of any date during 1993 . . . . . . . . . . . . . . . . . . . . . .         RCFD       6724               M.1.



1 =    Independent audit of the bank conducted in accordance                 4. =     Directors' examination of the bank
       with generally accepted auditing standards by a certified                      performed by other external auditors
       public accounting firm which submits a report on the bank                      (may be required by state chartering
2 =    Independent audit of the bank's parent holding company                         authority)
       conducted in accordance with generally accepted auditing              5 =      Review of the bank's financial statements
       standards by a certified public accounting firm which                          by external auditors
       submits a report on the consolidated holding company                  6 =      Compilation of the bank's financial
       (but not on the bank separately)                                               statements by external auditors
3 =    Directors' examination of the bank conducted in                       7 =      Other audit procedures (excluding tax
       accordance with generally accepted auditing standards                          preparation work)
       by a certified public accounting firm (may be required by             8 =      No external audit work
       state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.